Exhibit 99.1
5400 LBJ Freeway, Suite 1300 Dallas, Texas 75240 T 972.233.8242

CAPITAL SOUTHWEST CORPORATION DETERMINES EXEMPTIVE RELIEF NOT REQUIRED FOR PLANNED SPIN-OFF

DALLAS (March 26, 2015) – Capital Southwest Corporation (NASDAQ: CSWC) (the “Company”) today announced that the Company has determined that SEC exemptive relief is not required in connection with its planned spin-off of certain control assets into a diversified industrial growth company. As a result, the Company has withdrawn its previously filed request and will continue to move forward with its plans to complete the transaction by the end of the third quarter of 2015.

“We are pleased that exemptive relief will not be required. This development provides us with a clearer path toward completing the spin-off on schedule,” said Joseph B. Armes, Chairman and Chief Executive Officer of Capital Southwest. “We remain confident that establishing the industrial growth company and the business development company as separate entities, each with its optimal corporate and capital structure, will allow shareholders to benefit from the compelling value creation opportunities associated with each business.”

Now that the Company has determined that exemptive relief is not required, the transaction can proceed without a shareholder vote. However, as previously stated, there can be no assurances regarding the ultimate timing of the transaction, which is expected to be tax-free to shareholders, or whether it will be completed. The transaction is contingent upon various conditions, including the effectiveness of a Form 10 registration statement filed with the SEC, receipt of a favorable opinion and/or ruling with respect to the tax-free nature of the transaction for federal income tax purposes, final approval from the Board of Directors and other customary conditions.

About Capital Southwest Corporation

Capital Southwest Corporation (NASDAQ: CSWC) is a Dallas-based publicly traded business development company, with approximately $750 million in assets, whose objective is to achieve current income and capital appreciation through investments in privately held businesses. On December 2, 2014, Capital Southwest announced its intent to separate into two public companies through the spinoff of certain of its control assets into a diversified growth company and the refocusing of the BDC on lending to strong middle market companies. As a result, our new investment activity is focused on senior “unitranche” debt, subordinated debt and equity co-investments to support the acquisition and growth of middle market companies. Our control companies, slated to be part of the diversified growth company, are actively seeking growth through strategic acquisitions. Since Capital Southwest was formed in 1961, we have always sought to invest in companies with strong management teams and sound financial performance. As a public company, we are fortunate to have the flexibility to be creative in our financing structures and to invest to support the growth of our portfolio companies with a long-term perspective.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 relating to, among other things, the manner, tax-free nature and expected benefits associated with the proposed spin-off of certain of CSWC’s control assets into a new, independent, publicly traded company ("Industrial Co."), the expected timing of the completion of the transaction and the business, financial condition and results of operations of CSWC, including the businesses of Industrial Co. Any statements preceded or followed by or that include the words “believe,” “expect,” “intend,” “plan,” “should” or words, phrases or similar expressions or the negative thereof, are intended to identify forward-looking statements. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of CSWC. There are a number of risks and uncertainties that could cause CSWC’s actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include, but are not limited to, risks relating to CSWC's ability to obtain all necessary approvals to complete, and to otherwise complete, the proposed spin-off transaction and to achieve the expected benefits therefrom.

In light of these risks, uncertainties, assumptions, and other factors inherent in forward-looking statements, actual results may differ materially from those discussed in this communication. Other unknown or unpredictable factors could also have a material adverse effect on CSWC’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to CSWC and its business, see CSWC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and subsequent filings with the Securities and Exchange Commission (the “SEC”). As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. CSWC does not assume any obligation to update these forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

Investor Relations Contacts:
Garrett Edson or Michael Callahan
ICR, Inc.
Garrett.Edson@icrinc.com | 203-682-8331, Michael.Callahan@icrinc.com | 203-682-8311

Media Contacts:
Phil Denning or Jason Chudoba
ICR, Inc.
Phil.Denning@icrinc.com | 646-277-1258, Jason.Chudoba@icrinc.com | 646-277-1249